EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Air Methods Corporation:


We consent to the incorporation by reference in the registration statement on Form S-8 relating to the Air Methods Corporation 2006 Equity Compensation Plan, of our reports dated March 15, 2006, with respect to the consolidated balance sheets of Air Methods Corporation as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and the related consolidated financial statement schedule, Schedule II - Valuation and Qualifying Accounts, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Air Methods Corporation.

Our reports refer to a change in accounting for major engine and airframe component overhaul costs from the accrual method of accounting to the direct expense method in 2004.


                                        /s/ KPMG LLP

                                        KPMG LLP


Denver, Colorado
November 16, 2006